WINTHROP REALTY TRUST ANNOUNCES RESULTS FOR
FOURTH QUARTER AND FULL YEAR 2013

~Declares First Quarter 2014 Dividends~

FOR IMMEDIATE RELEASE

Boston, Massachusetts – March 6, 2014 – Winthrop Realty Trust (NYSE:FUR), a leading real estate value investor, today announced financial and operating results for the fourth quarter and full year ended December 31, 2013.  All per share amounts are on a diluted basis.

Financial Results

Three Months Ended December 31, 2013

Net loss applicable to common shares for the quarter ended December 31, 2013 was ($8.0) million or ($0.22) per common share as compared with net loss of ($4.9) million or ($0.15) per common share for the quarter ended December 31, 2012.  Included in this loss is ($7.7) million related to non-cash impairments recognized in the fourth quarter of 2013 on certain of our joint ventures with Marc Realty.

For the quarter ended December 31, 2013, Winthrop reported Funds from Operations (“FFO”) applicable to common shares of $7.8 million or $0.22 per common share as compared with FFO of $5.0 million or $0.15 per common share for the fourth quarter of 2012.

Year Ended December 31, 2013

Net income applicable to common shares for the year ended December 31, 2013 was $17.3 million or $0.51 per common share as compared with net income of $15.3 million or $0.46 per common share for the year ended December 31, 2012.

FFO for the year ended December 31, 2013 was $45.8 million or $1.36 per common share as compared with FFO of $46.4 million, or $1.40 per common share for the year ended December 31, 2012.

Net Asset Value as of December 31, 2013 and Performance Table

Winthrop’s estimated range of net asset value per common share (“NAV”) at December 31, 2013 was $13.80 to $15.83 as compared to $12.98 to $15.01 at September 30, 2013.  Winthrop’s quarterly supplemental report contains a five year investment performance table that presents the internal rate of return for each investment made and sold or otherwise liquidated since January 1, 2009.  The pooled weighted internal rate of return on these investments is 34%.  Details regarding the methodology used to calculate the internal rate of return and the net asset value as well as financial results, properties and tenants can be accessed in the quarterly supplemental report at www.winthropreit.com in the Investor Relations section.

2013 Fourth Quarter Activity and Subsequent Events

Fourth Quarter

•
Acquired four recently constructed Class A luxury high rise apartment buildings containing an aggregate of 761 units for a purchase price of $246.0 million.  The properties are located in Phoenix, Arizona; San Pedro, California; Stamford, Connecticut; and Houston, Texas.  In connection with the acquisition Winthrop obtained a $150.0 million loan that bears interest at a rate of LIBOR plus 200 basis points (subject to adjustment), requires payments of interest only and has an initial term of three years with two, one-year extensions.

•
Admitted a partner into the entity that acquired the four luxury apartment properties for approximately $16.4 million in exchange for an approximately 16.3% interest in such entity.  Winthrop retained the remaining 83.7% interest.

•
Refinanced the existing $110.6 million mortgage loan made to the joint venture which owns Sullivan Center, the 942,000 square foot office and retail property located at One South State Street, in downtown Chicago, Illinois.  The existing mortgage bore interest at 11% per annum.  The new $113.5 million loan bears interest at a rate of 3.95% per annum, requires payments of interest only and matures November 2018.

•
Acquired through an 80% owned venture, a 184-unit garden apartment complex known as Summit Pointe Apartments located in Oklahoma City, Oklahoma.  Winthrop contributed approximately $5.0 million to the venture.  Pursuant to the terms of the venture agreement, Winthrop holds a preferred equity interest which entitles Winthrop to an 8% preferred return from cash flow and, upon disposition of the property, a minimum preferred return equal to a 12% IRR and, after Winthrop’s partner receives its capital back with a 12% return, 60% of the remaining proceeds.

•
Received a partial repayment of $6.3 million on the $6.5 million preferred equity investment in the venture that acquired a 62,150 square foot office building in Sorrento Mesa (San Diego), California.  Winthrop retains the balance of its preferred investment along with a 50% equity interest in the property.

•
Sold the Lisle, Illinois office property known as 701 Arboretum for gross sale proceeds of $2.5 million.  At September 30, 2013 Winthrop reported in its supplemental report a net asset value of $2.5 million.

•	Received full repayment of the $3.0 million loan collateralized by the property known as Renaissance Walk located in Atlanta, Georgia.

•
Leased occupancy at our consolidated office and retail properties increased from 88.6% at September 30, 2013 to 91.17% at December 31, 2013.  This increase of approximately 95,000 square feet was mostly due to improved occupancy at our office building located in Philadelphia, Pennsylvania.

Subsequent Events

•
Made additional capital contributions to the 701 Seventh Avenue, New York, New York venture bringing Winthrop’s aggregate capital contributions to date to $86.9 million.  In January 2014, the property’s existing indebtedness was refinanced with a new $237.5 million mortgage loan and $315.0 million mezzanine loan to be advanced for construction costs at the property which loans bear interest at LIBOR plus 8% per annum, require payments of interest only and mature January 31, 2017, subject to two, one-year extension terms.  In addition, the venture entered into two additional loan agreements providing for supplemental loans of $262.5 million which, subject to certain conditions, the venture will draw on such loans to provide additional construction financing in order to develop a 452 room hotel which will be constructed above the retail component.  If fully funded, the maximum aggregate debt among the various loans funded would be $815.0 million.

•
Simultaneous with entering into the loans, the 701 Seventh Avenue venture executed an agreement with a wholly-owned affiliate of Marriott International, Inc. (NASDAQ: MAR) to manage and operate an “EDITION” hotel at the property.  The hotel will include 452 rooms and approximately 30,000 square feet of food, beverage and entertainment space.

•
Originated a $15,500,000 mezzanine loan secured by a majority of the limited partnership interests in entities controlled by Freed Management that indirectly hold two retail shopping centers in Chicago, Illinois and acquired for $500,000 their general partner interests in such entities.  The loan bears interest at LIBOR plus 12% (increasing by 100 basis points in each extended term), requires payments of current interest at a rate of 10% per annum (increasing by 50 basis points each year) and has a three-year term, subject to two, one-year extensions.  Upon satisfaction of the loan, Winthrop will be entitled to a participation interest equal to the greater of (i) a 14.5% IRR (increasing to 15.5% IRR after the initial term) and (ii) 30% (increasing by 40% after the initial term and 50% after the first extended term) of the value of the properties in excess of $115 million.  As additional collateral for the loan, Winthrop acquired a pledge of the interests held by Freed Management and its affiliates in the Sullivan Center and Mentor Retail ventures.

•
Sold our Newbury Apartments property located in Meriden, Connecticut property for gross sale proceeds of $27.5 million.  Winthrop’s reported range of property values for this property was $27.4 million to $27.7 million in its September 30, 2013 supplemental report.

•
Sold all of its interests in the loans secured directly or indirectly by Hotel Wales, Wellington Tower, 500-512 Seventh Avenue, Legacy Orchard and San Marbeya for an aggregate sales price of $42.9 million.  In connection with the sale, Winthrop retained an interest only participation in each of the Legacy Orchard loan and the Hotel Wales loan entitling Winthrop to payments equal to interest at 2.5% per annum on the principal amount of the Legacy Orchard loan and 0.5% per annum on the principal amount of the Hotel Wales loan.  The sale of these loans resulted in a 16% IRR on Winthrop’s investment.

•
Sold its interests in the Marc Realty ventures related to 4415 West Harrison, Hillside, Illinois; 1701 E. Woodfield, Schaumburg, Illinois; 2205-55 Enterprise, Westchester, Illinois; and River City, Chicago, Illinois for a gross sales price of $6.0 million.  In addition, Winthrop granted to Marc Realty an option exercisable within two years to acquire Winthrop’s interest in the 223 W. Jackson, Chicago, Illinois venture for a purchase price, depending on adjustments and timing, expected to be not less than $5.8 million.  The sales price and option price on Winthrop’s interests is consistent with the aggregate net asset value of these assets as provided in Winthrop’s September 30, 2013 supplemental financial report.

Fourth Quarter 2013 Dividend Declarations

The Company’s Board of Trustees is declaring a regular quarterly cash dividend for the first quarter of 2014 of $0.1625 per common share payable on April 15, 2014 to common shareholders of record on March 31, 2014.

The Company’s Board of Trustees is also declaring a regular quarterly cash dividend for the first quarter of 2014 of $0.578125 per Series D preferred share payable on April 1, 2014 to Series D preferred shareholders of record on March 20, 2014.

Conference Call Information

The Company will host a conference call to discuss its fourth quarter 2014 results today, Thursday, March 6, 2014 at 12:00 pm Eastern Time.  Interested parties may access the live call by dialing (877) 407-9205 or (201) 689-8054, or via the Internet at www.winthropreit.com within the News and Events section.  An online replay will be available for one year.  A replay of the call will be available through April 6, 2014 by dialing (877) 660-6853; conference ID #13575551.

About Winthrop Realty Trust

Winthrop Realty Trust, headquartered in Boston, Massachusetts, is a NYSE-listed real estate investment trust (REIT) focused on acquiring, owning, operating and investing in real property as well as real estate collateralized debt, REIT preferred and common stock. For more information, please visit our website at www.winthropreit.com.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  The statements in this release state the Company’s and management's hopes, intentions, beliefs, expectations or projections of the future and are forward-looking statements for which the Company claims the protections of the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995.  It is important to note that future events and the Company’s actual results could differ materially from those described in or contemplated by such forward-looking statements.  Factors that could cause actual results to differ materially from current expectations include, but are not limited to, (i) general economic conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or general downturn in their business, (iii) local real estate conditions, (iv) increases in interest rates, (v) increases in operating costs and real estate taxes, (vi) changes in accessibility of debt and equity capital markets and (vii) defaults by borrowers on loans.  Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's filings with the Securities and Exchange Commission, copies of which may be obtained from the Company or the Securities and Exchange Commission.  The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled "Risk Factors" in the Company's most recent Annual Report on Form 10-K, as may be updated or supplemented in the Company's Form 10-Q filings, which discuss these and other factors that could adversely affect the Company's results.

Consolidated Financial Results

Financial results for the three months and year ended December 31, 2013 and December 31, 2012 are as follows (in thousands except per share amounts):

	(unaudited)		(unaudited)
	For the Three Months Ended December 31,		For Year Ended December 31,
	2013	2012	2013	2012

Revenue
Rents and reimbursements	18,317	$11,447	$61,103	$44,213
Interest, dividends and discount accretion	4,910	6,106	18,455	21,123
	23,227	17,553	79,558	65,336
Expenses
Property operating	6,745	3,648	20,724	13,614
Real estate taxes	2,113	1,019	5,876	3,672
Depreciation and amortization	6,391	4,158	20,443	15,119
Interest	5,886	5,746	23,412	16,995
Impairment loss on investments in real estate	-	1,738	-	1,738
Provision for loss on loans receivable	348	-	348	-
General and administrative	1,316	1,098	4,363	3,529
Related party fees	2,423	2,312	9,289	8,953
Transaction costs	1,727	86	1,885	421
Federal, state and local taxes	203	21	430	232
	27,152	19,826	86,770	64,273
Other income (loss)

Equity in income (loss) of equity investments, (inclusive of impairments of $7,687, $0, $7,687 and $0)	(3,609)	792	22,641	14,843
Earnings from preferred equity investments	37	-	613	-
Realized gain on sale of securities carried at fair value	875	-	742	41
Unrealized gain (loss) on securities carried at fair value	-	(338)	(142)	6,916
Loss on extinguishment of debt	-	(121)	-	(121)
Realized gain on loan securities carried at fair value	-	614	-	614
Unrealized gain on loan securities carried at fair value	-	-	215	447
Settlement expense	(261)	-	(411)	-
Interest and other income	89	266	375	699
	(2,869)	1,213	24,033	23,439

Income (loss) from continuing operations	(6,794)	(1,060)	16,821	24,502

Discontinued operations
Net income (loss) from discontinued operations	(147)	(840)	7,667	(118)

Net income (loss)	(6,941)	(1,900)	24,488	24,384
Net (income) loss attributable to non-controlling interest	1,871	(188)	4,290	247
Net income (loss) attributable to Winthrop Realty Trust	(5,070)	(2,088)	28,778	24,631
Preferred dividend of Series D Preferred Shares	(2,786)	(2,787)	(11,146)	(9,285)
Amount allocated to Restricted Common Shares	(96)	-	(307)	-

Net income (loss) attributable to Common Shares	$(7,952)	$(4,875)	$17,325	$15,346

Per Common Share Data – Basic
Income (loss) from continuing operations	$(0.22)	$(0.12)	$0.28	$0.46
Income (loss) from discontinued operations	-	(0.03)	0.23	-
Net income (loss) attributable to Common Shares	$(0.22)	$(0.15)	$0.51	$0.46

Per Common Share Data – Diluted
Income (loss) from continuing operations	$(0.22)	$(0.12)	$0.28	$0.46
Income (loss) from discontinued operations	-	(0.03)	0.23	-
Net income (loss) attributable to Common Shares	$(0.22)	$(0.15)	$0.51	$0.46

Basic Weighted-Average Common Shares	35,807	33,056	33,743	33,062
Diluted Weighted-Average Common Shares	35,879	33,056	33,774	33,062

Comprehensive income (loss)
Net income (loss)	(6,941)	$(1,900)	$24,488	$24,384
Change in unrealized gain (loss) on interest rate derivatives	(54)	115	(74)	42
Consolidated comprehensive income (loss)	(6,995)	(1,785)	24,414	24,426

(Income) loss attributable to non-controlling interest	1,871	(188)	4,290	247
Comprehensive (income) loss attributable to non-controlling interest	1,871	(188)	4,290	247
Comprehensive income (loss) attributable to Winthrop Realty Trust	$(5,124)	$(1,973)	$28,704	$24,673

Funds From Operations:

The following presents a reconciliation of net income to funds from operations (“FFO”) for the three months and year ended December 31, 2013 and 2012 (in thousands, except per share amounts):

	(unaudited)		(unaudited)
	For the Three Months Ended December 31,		For the Year Ended December 31,
	2013	2012	2013	2012

Net income (loss) attributable to Winthrop Realty Trust	$(5,070)	$(2,088)	$28,778	$24,631
Real estate depreciation	4,006	3,116	13,671	11,281
Amortization of capitalized leasing costs	2,608	1,679	8,235	6,785
Gain on sale of real estate	(57)	-	(11,005)	(945)
(Gain) loss on sale of equity investments	-	72	110	(199)
Trust’s share of real estate depreciation and amortization of unconsolidated interests	2,842	3,122	10,314	13,752
Trust’s share of loss on sale of real estate of unconsolidated interests	-	-	722	-
Impairment loss on investments in real estate	-	2,562	2,904	3,260
Impairment loss on equity investments	7,687	-	7,687	-
Less: Non-controlling interest share of real estate depreciation and amortization	(1,290)	(686)	(4,146)	(2,831)

Funds from operations	10,726	7,777	57,270	55,734
Preferred dividends on Series D Preferred Shares	(2,786)	(2,787)	(11,146)	(9,285)
Amount allocated to restricted shares	(96)	-	(307)	-
FFO applicable to Common shares-Basic	$7,844	$4,990	$45,817	$46,449

Weighted-average Common shares	35,807	33,056	33,743	33,062

FFO Per Common Share-Basic	$0.22	$0.15	$1.36	$1.40

Diluted
Funds from operations (per above)	$10,726	$7,777	$57,270	$55,734
Preferred dividend on Series D Preferred Shares	(2,786)	(2,787)	(11,146)	(9,285)
Amount allocated to restricted shares	(96)	-	(307)	-
FFO applicable to Common shares	$7,844	$4,990	$45,817	$46,449

Weighted-average Common shares	35,807	33,056	33,743	33,062
Stock options	-	-	-	-
Restricted shares	72	-	31	-
Diluted weighted-average Common Shares	35,879	33,056	33,774	33,062
FFO Per Common Share-Diluted	$0.22	$0.15	$1.36	$1.40

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”).  Winthrop calculates FFO by adjusting net income (loss) (computed in accordance with accounting principles generally accepted in the United States (“GAAP”), including non-recurring items), for gains (or losses) from sales of properties, impairments, real estate related depreciation and amortization, and depreciation and amortization related to unconsolidated partnerships and ventures.  FFO and FFO per diluted share are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO and FFO per diluted share should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of equity REITs.  FFO and FFO per diluted share exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs as disclosed in the Company’s Consolidated Statements of Cash Flows.  FFO should not be considered as an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of liquidity.

Consolidated Balance Sheets:
(in thousands, except share data)

	December 31,
	2013	2012
	(unaudited)	(unaudited)
ASSETS
Investments in real estate, at cost
Land	$82,215	$43,252
Buildings and improvements	588,653	378,737
	670,868	421,989
Less: accumulated depreciation	(56,448)	(51,553)
Investments in real estate, net	614,420	370,436

Cash and cash equivalents	112,512	97,682
Restricted cash held in escrows	13,372	13,250
Loans receivable, net	101,100	211,250
Secured financing receivable	30,728	-
Accounts receivable, net of allowances of $414 and $374, respectively	2,229	1,418
Accrued rental income	19,760	17,241
Securities carried at fair value	-	19,694
Loan securities carried at fair value	226	11
Preferred equity investments	6,485	12,250
Equity investments	149,085	134,859
Lease intangibles, net	49,866	37,744
Deferred financing costs, net	6,189	4,864
Other assets	3,314	2,464
Assets held for sale	23,038	-
TOTAL ASSETS	$1,132,324	$923,163

LIABILITIES

Mortgage loans payable	$444,933	$280,576
Senior notes payable	86,250	86,250
Secured financings	29,150	52,920
Notes payable	1,742	1,676
Accounts payable, accrued liabilities and other liabilities	26,266	21,056
Related party fees payable	2,831	2,664
Dividends payable	6,099	5,366
Deferred income	1,353	1,136
Below market lease intangibles, net	2,399	2,255
Liabilities of assets held for sale	21,638	-
TOTAL LIABILITIES	622,661	453,899

COMMITMENTS AND CONTINGENCIES
EQUITY
Winthrop Realty Trust Shareholders’ Equity:
Series D Cumulative Redeemable Preferred Shares, $25 per share liquidation preference, 5,060,000 shares authorized and 4,820,000 shares both issued and outstanding at December 31, 2013 and December 31, 2012	120,500	120,500
Common shares of Beneficial Interest, $1 par, unlimited shares authorized; 36,401,438 and 33,018,711 issued and outstanding at December 31, 2013 and December 31, 2012, respectively	35,809	33,019
Additional paid-in capital	647,121	618,426
Accumulated distributions in excess of net income	(322,432)	(317,385)
Accumulated other comprehensive loss	(124)	(50)
Total Winthrop Realty Trust Shareholders’ Equity	480,874	454,510
Non-controlling interests	28,789	14,754
Total Equity	509,663	469,264
TOTAL LIABILITIES AND EQUITY	$1,132,324	$923,163

Further details regarding the Company’s results of operations, properties, joint ventures and tenants are available in the Company’s Form 10-K for the quarter and year ended December 31, 2013 which will be filed with the Securities and Exchange Commission and will be available for download at the Company’s website www.winthropreit.com or at the Securities and Exchange Commission website www.sec.gov.

# # #

Contact Information:

AT THE COMPANY

John Garilli
Chief Financial Officer
(617) 570-4614